EXHIBIT 10.3G

                           SECURITY JOINDER AGREEMENT

         THIS SECURITY JOINDER AGREEMENT (the "Security Joinder Agreement"), dated as of June 28, 2006 is made by INFOCROSSING iCONNECTION, INC., a Delaware corporation (the "Subsidiary"), and delivered to BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the "Credit Agreement"), dated as of November 30, 2005, by and among Infocrossing, Inc. (the "Borrower"), the Lenders party thereto and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         WHEREAS, the Joining Grantor is a Subsidiary and required by the terms of the Credit Agreement to become a "Guarantor" under the Credit Agreement and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement); and

         WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the credit facilities made available and to be made available` to the Borrower by the Lenders under the Credit Agreement; and

         NOW, THEREFORE, the Joining Grantor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement):


         1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

         2. Affirmations. The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

         3. Supplemental Schedules. Attached to this Security Joinder Agreement are duly completed schedules (the "Supplemental Schedules") supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate in all material respects as of the date hereof.

         4. Severability. The provisions of this Security Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         5. Counterparts. This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

         6. Delivery. Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents and the Related Credit Arrangements made and maintained, in reliance on this Security Joinder Agreement and the Grantor's joinder as a party to the Security Agreement as herein provided.

         7. Governing Law; Venue; Waiver of Jury Trial. The provisions of
Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.


                            [Signature page follows.]



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         IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

                                         JOINING GRANTOR:

                                         INFOCROSSING iCONNECTION, INC.


                                         By: /s/ William J. McHale
                                             --------------------------------
                                             Name: William J. McHale
                                             Title: Chief Financial Officer